EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-43369, No. 333-43371, No. 333-37331, No. 333-09447, No. 33-31538, No. 33-43210, No. 33-43211, No. 33-50465, No. 33-50467, No.33-56219, No. 333-49722, No. 333-70280, No. 333-102041, No. 333-114767 and No. 333-156475 on Form S-8, Registration Statement No. 333-97199, No. 333-149419 and No. 333-156477 on Form S-3 and Amendment No. 1 to Registration Statement No. 333-123012 on Form S-3 of our report on the consolidated financial statements and financial statement schedule for the year ended December 31, 2006 of The New York Times Company dated March 1, 2007, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans," relating to the recognition and related disclosure provisions, effective December 31, 2006 appearing in this Annual Report on Form 10-K of The New York Times Company for the year ended December 28, 2008.

/s/ Deloitte & Touche LLP

New York, New York
February 25, 2009